EXHIBIT 1


                            INTEK GLOBAL CORPORATION
                            ------------------------

                    TERM SHEET - $25 MILLION CONVERTIBLE LOAN
                    -----------------------------------------



------------------------------- ------------------------------------------------
Facility:                       Convertible Subordinated Debt Facility
------------------------------- ------------------------------------------------
Lender:                         Securicor Communications Limited
------------------------------- ------------------------------------------------
Borrower:                       Intek Global Corporation
------------------------------- ------------------------------------------------
Ranking:                        Subordinate to senior indebtedness
------------------------------- ------------------------------------------------
Principal Amount:               $25 million
------------------------------- ------------------------------------------------
Term:                           Due and payable on December 31, 1999
------------------------------- ------------------------------------------------
Coupon:                         11.5% payable quarterly in cash or in kind at
                                Intek's discretion
------------------------------- ------------------------------------------------
Facility Draw Down:             Intek may draw down on the facility in
                                increments of $2.5 million.

                                Advance notification to Securicor of planned
                                draw downs on the facility will be made at
                                regular monthly intervals.
------------------------------- ------------------------------------------------
Conversion Prices:              Outstanding debt is convertible at any time at
                                Securicor's discretion into Intek common stock at various fixed Conversion Prices.

                                Conversion Prices will be set as follows:

                                a) First $12.5 million aggregate drawn -

                                Conversion price set at the average Intek closing price for the last 20 trading days prior to the date this facility is approved by the Board of Intek (December 16, 1998). (This date will be prior to completion of legal agreements).

                                b) Subsequent drawdowns -

                                Conversion price set at the average Intek
                                closing price for the last 20 trading days prior
                                to the date of each drawdown on the facility.
------------------------------- ------------------------------------------------
Prepayment:                     Intek may prepay in amounts of $500,000 or
                                greater at its option.

                                Prepayments will be allocated to specific facility draw downs at Securicor's discretion.

                                In the event of prepayments, Securicor can
                                choose to receive either (i) cash or (ii) Intek common shares equal to the prepayment amount divided by the applicable Conversion Prices.
------------------------------- ------------------------------------------------